Exhibit 10.a

                             STOCK OPTION AGREEMENT

                            GLOBETECH VENTURES CORP.

     THIS AGREEMENT entered into as of the FEBRUARY 24, 2005 ("Date of Grant") between Globetech Ventures Corp., a British Columbia corporation, (the "Corporation"), and CASEY FORWARD (the "Optionee"). The Optionee is A DIRECTOR of the Company.

     WHEREAS, the Board of Directors of the Corporation (the "Board") is authorized to grant to directors, officer, employees and other selected persons stock options to purchase common shares, without par value, of the Corporation (the "Common Shares"). In reference to this option agreement there are terms and conditions contained in the Stock Option Plan dated December 31, , 2004 (the "Plan");

     WHEREAS,  the Plan  provides for the granting of stock  options that either
(i) are intended to qualify as "Incentive  Stock Options"  within the meaning of
Section 422 of the Internal  Revenue Code of 1986, as amended (the  "Code"),  or
(ii)  do  not  qualify  under  Section  422 of the  Code  ("Non-Qualified  Stock
Options");

     WHEREAS, the Board has authorized the grant to Optionee of options to purchase a total of 600,000 Common Shares (the "Options"), which Options are intended to be (select one):

          [ ] Incentive Stock Options

          [X]  Non-Qualified Stock Options;

     NOW THEREFORE, the Corporation agrees to offer to the Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, 600,000 Common Shares. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

1. Exercise Price.

     The exercise price of the options shall be $0.30 USD per share.

2. Vesting Schedule.

     The Options vest immediately.

3. Options non-Transferable.

     This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or (except in the case of an

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Incentive Stock Option)  pursuant to a qualified  domestic  relations order, and shall not be subject to execution, attachment or similar process; PROVIDED, HOWEVER, that if this Option represents a Non-Qualified Stock Option, such Option is transferable without payment of consideration to immediate family members of the Optionee or to trusts or partnerships established exclusively for the benefit of the Optionee and the Optionee's immediate family members. Upon any attempt to transfer, pledge, hypothecate or otherwise dispose of any Option or of any right of privilege conferred by the Plan contrary to the provisions thereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by the Plan, such Option shall thereupon terminate and become null and void.

4. Investment Intent.

     By accepting the option, the Optionee represents and agrees that none of the Common Shares purchased upon exercise of the Option will be distributed in violation of applicable federal and provincial laws and regulations. In addition, the Corporation may require, as a condition of exercising the Options, that the Optionee execute an undertaking, in such a form as the Corporation shall reasonably specify, that the Stock is being purchased only for investment and without any then-present intention to sell or distribute such shares.

5. Termination of Employment and Options.

     Options shall terminate, to the extent not previously exercised, upon the occurrence of any of the following events:

     (a)  Expiration: Three (3) years from the Date of Grant.

     (b) Termination for Cause: The date of an Optionee's termination of employment or contractual relationship with the Corporation or any Related Corporation for cause (as determined in the sole discretion of the Plan Administrator).c

     (c) Termination Due to Death or Disability: The expiration of one (1) year from the date of the death of the Optionee or cessation of an Optionee's employment or contractual relationship by reason of Disability (as defined in Section 5(g) of the Plan). If an Optionee's employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution.

     (d) Termination Due to Cessation of Service as a Director: The expiration of one (1) year from the date an Optionee, if a director of the Corporation, ceases to serve as a director of the Corporation.

     (e) Termination for Any Other Reason: The expiration of one (1) year from the date of an Optionee's termination of employment or contractual relationship with the Corporation or any Related Corporation for any reason whatsoever other than cause, death or Disability (as defined in Section 5(g) of the Plan).

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6. Shares.

     In the case of any stock split, stock dividend or like change in the nature of shares of Stock covered by this Agreement, the number of shares and exercise price shall be proportionately adjusted.

7. Exercise of Option.

     Options shall be exercisable, in full or in part, at any time, until termination. If less than all of the shares of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

     Each exercise of the Option shall be by means of delivery of a notice of election to exercise (which may be in the form attached hereto as Exhibit A) to the Secretary of the Corporation at its principal executive office, specifying the number of Common Shares to be purchased and accompanied by payment in cash by certified check or cashier's check in the amount of the full exercise price for the Common Shares to be purchased. In addition to payment in cash by certified check or cashier's check, an Optionee or transferee of an Option may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

     (a) by delivering to the Corporation Common Shares previously held by such person or by the Corporation withholding Common Shares otherwise deliverable pursuant to exercise of the Option, which Common Shares received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate purchase price to be paid by the Optionee upon such exercise; or

     (b) by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

8. Subject to the Plan.

     The terms of the Options are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan, a copy of which has been delivered to the Optionee, and which is available for inspection at the principal offices of the Corporation.

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9. Professional Advice.

     The acceptance of the Options and the sale of Common Shares issued pursuant to the exercise of Options may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealings with respect to Options for the Common Shares.

10. No Employment Relationship.

     Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Corporation or any Related Corporation, express or implied, that the Corporation or any Related Corporation will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Corporation's or, where applicable, a Related Corporation's right to terminate Optionee's employment at any time, which right is hereby reserved.

11. Entire Agreement.

     This Agreement is the only agreement between the Optionee and the Corporation with respect to the Options, and this Agreement and the Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

12. Notices.

     Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

     The Corporation:      Globetech Ventures Corp.
                           #1020 - 400 Burrard Street
                           Vancouver, BC,  V6C 3A6
                           Attention: Casey Forward, President

     The Optionee:         Casey Forward
                           1388 West 46th Avenue
                           Vancouver, BC, V5Z 22K5

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GLOBETECH VENTURES CORP.

Per:
    -------------------------------
    Casey Forward, Director


Acknowledged and agreed to this _____ day of ______________ 2005 by:


-----------------------------------
Casey Forward

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